Exhibit 3.3

Innovation, Science and	Innovation, Sciences et
Economic Development Canada	Développement économique Canada
Corporations Canada	Corporations Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

15142083 Canada Ltd.
Corporate name / Dénomination sociale

1514208-3
Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the Canada Business Corporations Act.	JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la Loi canadienne sur les sociétés par actions.

Hantz Prosper
Director / Directeur

2023-06-23
Date of Incorporation (YYYY-MM-DD) Date de constitution (AAAA-MM-JJ)

Innovation, Science and	Innovation, Sciences et
Economic Development Canada	Développement économique Canada
Corporations Canada	Corporations Canada

Form 1	Formulaire 1
Articles of Incorporation	Statuts constitutifs
Canada Business Corporations	Loi canadienne sur les sociétés
Act (s. 6)	par actions (art. 6)

1	Corporate name
Dénomination sociale
15142083 Canada Ltd.

2	The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social
AB

3	The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d’actions que la société est autorisée à émettre
See attached schedule / Voir l’annexe ci-jointe

4	Restrictions on share transfers
Restrictions sur le transfert des actions
See attached schedule / Voir l’annexe ci-jointe

5	Minimum and maximum number of directors
Nombre minimal et maximal d’administrateurs
Min. 1 Max. 15

6	Restrictions on the business the corporation may carry on
Limites imposées à l’activité commerciale de la société
None

7	Other Provisions
Autres dispositions
See attached schedule / Voir l’annexe ci-jointe

8	Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par

Jeffrey J. Bakker	Jeffrey J. Bakker
Jeffrey J. Bakker

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

IC 3419 (2008/04)

SCHEDULE

AUTHORIZED CAPITAL

The Corporation is authorized to issue an unlimited number of Common Shares. The rights, privileges, restrictions and conditions attached to the Common Shares are as follows:

Common Shares

The rights of the holders of the Common Shares are equal in all respects and include the following rights:

(a)	to vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

(b)

subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive any dividend declared by the Corporation on the Common Shares; and

(c)

subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution.

SCHEDULE

RESTRICTIONS ON TRANSFER OF SHARES

No securities of the Corporation, other than non-convertible debt securities, shall be transferred without the consent of either (a) a majority of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors, or (b) the holders of a majority of the outstanding shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of a majority of such shares.

SCHEDULE

OTHER PROVISIONS

1.

Authorization to Appoint Additional Directors. The directors may, within the maximum number permitted by the articles, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.